UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2005, Orthovita, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors relating to a registered direct offering of 4,318,182 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Company sold the shares of Common Stock to the investors at a price of $3.00 per share for gross proceeds of approximately $13 million. The Company expects to receive approximately $12.9 million in net proceeds after deducting certain fees and expenses of the offering. No placement agent was used in the offering.

The Common Stock was issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The issuance was a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-111697), which was previously declared effective by the Securities and Exchange Commission.

The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The Purchase Agreement has been filed in order to provide investors and the Company’s shareholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Purchase Agreement contains representations and warranties that the parties made to and solely for the benefit of each other and expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on the representations and warranties. Furthermore, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Securities Purchase Agreement, dated as of December 14, 2005, by and among the investors listed on the Schedule of Buyers attached thereto and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: December 15, 2005